UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 2, 2016 (August 31, 2016)
TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-178697	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 31, 2016 Mr. Joseph Aoun and Mr. Earl Lewis resigned from the board of directors (the "Board") of Tecogen Inc. (the "Company"). Mr. Aoun and Mr. Lewis resigned from the Board for personal reasons and the resignations did not stem from any disagreement with the Company or the Board.

Mr. Aoun and Mr. Lewis were independent directors of the Company, and due to their resignations the Company was in violation of NASDAQ Listing Rule 5605. Pursuant to the NASDAQ Listing Rules, the Company notified NASDAQ on September 1, 2016 of Mr. Aoun and Mr. Lewis resignation and that the Company was now out of compliance with NASDAQ Listing Rule 5605.

In response to the creation of the vacancies caused by the above resignations, the Company appointed Mr. Keith Davidson to the Board on September 2, 2016, to bring the Company back into compliance with the NASDAQ Listing Rules. Mr. Davidson brings years of experience in the co-generation field to the Board. Due to his corporate leadership experience, the Board believed it was also in the best interest of the Company to appoint Mr. Davidson to the audit committee, the nominating and governance committee, and the compensation committee.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information in item 3.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ David A. Garrison
September 2, 2016	David A. Garrison, Chief Financial Officer